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                                   EXHIBIT 21

               DIRECT AND INDIRECT SUBSIDIARIES OF THE REGISTRANT

I.Allmerica Financial Corporation (Delaware)
  A.Allmerica Funding Corp. (Massachusetts)
  B.First Allmerica Financial Life Insurance Company (Massachusetts)
    1.Logan Wells Water Company, Inc. (New Jersey)
    2.SMA Financial Corp. (Massachusetts)
      a.Allmerica Property & Casualty Companies, Inc. (Delaware) (59.5% owned)
              i.APC Funding Corp. (Massachusetts)
              ii.Allmerica Financial Insurance Brokers, Inc. (Massachusetts) iii.The Hanover Insurance Company (New Hampshire)
                 1.Allmerica Financial Benefit Insurance Company
                 (Pennsylvania)
                 2.Allmerica Employees Insurance Agency, Inc. (Massachusetts) 3.The Hanover American Insurance Company (New Hampshire) 4.Hanover Texas Insurance Management Company, Inc. (Texas) 5.Citizens Corporation (Delaware) (82.5% owned)
                     a.Citizens Insurance Company of Ohio (Ohio) b.Citizens Insurance Company of America (Michigan)
                        i.Citizens Management Inc. (Michigan)
                     c.Citizens Insurance Company of the Midwest (Indiana)
                 6.AMGRO, Inc. (Massachusetts)
                     a.Lloyds Credit Corporation (Massachusetts)
                 7.Massachusetts Bay Insurance Company (New Hampshire) 8.Allmerica Financial Alliance Insurance Company (New Hampshire)
      b.Sterling Risk Management Services, Inc. (Delaware) c.Allmerica Trust Company, N.A. (Federally Chartered) (99.2% owned) d.Somerset Square, Inc. (Massachusetts) e.Allmerica Financial Life Insurance and Annuity Company (Delaware) f.Allmerica Institutional Services, Inc. (Massachusetts) g.Allmerica Investments, Inc. (Massachusetts) h.Allmerica Investment Management Company, Inc. (Massachusetts) i.Allmerica Asset Management, Inc. (Massachusetts) j.Allmerica Financial Services Insurance Agency, Inc.
      (Massachusetts)
      k.Linder Skokie Real Estate Corporation (Massachusetts)

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